Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors
Big City Radio, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings “Experts” and “Selected Historical Financial Data” in the joint information statement/prospectus.

KPMG LLP

Los Angeles, California
January 15, 2003